EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Everspin Technologies, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 10th day of February, 2017.

NV PARTNERS IV LP		NV PARTNERS IV-C LP

By:	NVPG IV LLC,	By:	NVPG IV LLC,
	its General Partner		its General Partner

By:	/s/ Andrew Garman	By:	/s/ Andrew Garman
	Name: Andrew Garman		Name: Andrew Garman
	Title: Managing Member		Title: Managing Member

NVPG IV LLC

By:	/s/ Andrew Garman
Name: Andrew Garman
Title: Managing Member

By:	/s/ Andrew Garman	By:	/s/ Stephen Socolof
	Name: Andrew Garman		Name: Stephen Socolof

By:	/s/ Thomas Uhlman
Name: Thomas Uhlman